Exhibit (d.5)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares, Inc.

(Amended as of December 1-2, 2015)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI Emerging Markets ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2015

iShares MSCI All Country World Minimum Volatility ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2018

iShares MSCI All Country World Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	December 31, 2018

iShares MSCI Global Agriculture Producers ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2018

iShares MSCI Global Metals & Mining Producers ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2018

iShares Core MSCI Emerging Markets ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2015

iShares MSCI Emerging Markets Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.25%.	December 31, 2018

iShares Emerging Markets Dividend ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	August 31, 2017

iShares Emerging Markets Dividend ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	August 31, 2017

iShares MSCI Emerging Markets Asia ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2018

iShares International High Yield Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	February 28, 2017

iShares Global High Yield Corporate Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	February 28, 2017

iShares FactorSelect MSCI Emerging ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2016

iShares Currency Hedged MSCI Emerging Markets ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Emerging Markets ETF (EEM).

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EEM (and those assets used to hedge the currencies in which securities in EEM are denominated against the U.S. dollar) such that it is equal to the total annual fund operating expenses after fee waiver of EEM.

December 31, 2020

iShares Currency Hedged MSCI EM Minimum Volatility ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Emerging Markets Minimum Volatility ETF (EEMV).	December 31, 2020

	With respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s investments in EEMV (and those assets used to hedge the currencies in which securities in EEMV are denominated against the U.S. dollar) such that it is equal to the total annual operating expenses after fee waiver of EEMV plus 0.03%.	December 31, 2017

ISHARES, INC. on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Jack Gee	By:	/s/ Paul Lohrey
	Jack Gee		Paul Lohrey
	Chief Financial Officer, iShares, Inc.		Managing Director

Dated: December 1-2, 2015

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]